Exhibit 23

                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-86090, 333-13355, 333-49355 and 333-87855) of Rent-Way,
Inc., of our report dated December 19, 2002, relating to the financial statements which appear in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
December 27, 2002